Exhibit 10.5

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 20, 2021 (the “Effective Date”), is made by and among (a) Blue Owl Capital Inc., a Delaware corporation (“Company”) and (b) Koch Companies Defined Benefit Master Trust (the “Investor”). Each of Company and the Investor may be referred to in this Agreement as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned to such terms in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, reference is made to the Agreement of Purchase and Sale, dated as of September 20, 2021, by and among Company, Blue Owl Capital Holdings LP, a Delaware limited partnership (the “Holdings Partnership”), Blue Owl Capital Carry LP, a Delaware limited partnership, and the Investor (the “Purchase Agreement”), in connection with the Investor’s exchange of Management Fee Shares, the Future Dyal Revenue Rights and the Competing Fund Covenant for Class A common stock, par value $0.0001 per share of Company set forth in the Purchase Agreement;

WHEREAS, upon consummation of its business combination, the Company entered into that certain Investor Rights Agreement, dated as of May 19, 2021 (the “Investor Rights Agreement”), by and among Company and the other parties thereto;

WHEREAS, pursuant to the terms and conditions of the Investor Rights Agreement, the parties thereto set forth their agreement with respect to governance, registration rights and certain other matters;

WHEREAS, on the Effective Date, the Parties desire to set forth their agreement with respect to registration rights and certain other matters, in each case in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Action” has the meaning given to such term in Section 5.12(a).

“Adverse Disclosure” means any public disclosure of material non-public information, which information Company has a bona fide business purpose (including confidentiality obligations) for not making such information public, and which disclosure, in the good faith determination of the Board, after consultation with counsel to Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, and (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) Company has a bona fide business purpose for not making such information public.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise. Notwithstanding the foregoing, (i) no Party shall be deemed an Affiliate of Company or any of its Subsidiaries for purposes of this Agreement, and (ii) no private fund (or similar vehicle) or business development company, or any other accounts, funds, vehicles or other client advised or sub-advised by any Party or any such Party’s Affiliates or any portfolio companies thereof shall be deemed to be an Affiliate of such Party (it being agreed that this Agreement shall not apply to, or be binding on, any Persons described in this clause (ii)).

“Agreement” has the meaning set forth in the Preamble.

“Amended” with respect to any agreement, certificate or other instrument means amended, restated, supplemented, amended and restated, waived or otherwise modified from time to time, directly or indirectly (including, in the case of a certificate of incorporation, bylaws, limited liability company agreement or limited partnership agreement, by way of merger), in accordance with the terms of such agreement, certificate or other instrument. “Amend,” “Amending” and “Amendment” shall have correlative meanings.

“Automatic Shelf Registration Statement” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of Company.

“Bylaws” means the Buyer Bylaws, as Amended.

“Certificate of Incorporation” means the Company Certificate of Incorporation, as Amended.

“Class A Common Stock” means, the Class A common stock, par value $0.0001 per share, of Company, including (a) any shares of such Class A common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class A common stock and (b) any Equity Securities of Company that are issued or distributed or may be issuable with respect to such Class A common stock by way of conversion, dividend, stock split or other distribution, consolidation, merger, exchange, reclassification, recapitalization or other similar transaction.

“Class A Shares” means shares of the Class A Common Stock.

“Common Shares” means shares of Common Stock.

“Common Stock” means the Class A Common Stock.

“Company” has the meaning set forth in the Preamble.

“Effective Date” has the meaning set forth in the Preamble.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting. When used in this Agreement with respect to Company, “Equity Securities” shall include the Class A Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Family Member,” with respect to any Person who is an individual, means;

(a) such Person’s spouse, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively, “relatives”);

(b) any trust, family partnership or estate- or tax-planning vehicle the sole economic beneficiaries of which are such Person or such Person’s relatives;

(c) the trustee, fiduciary, executor or personal representative of such Person with respect to any entity described in the immediately preceding clause (b); or

(d) any limited partnership, limited liability company, corporation or other entity the governing instruments of which provide that such Person (or such Person’s relatives or executor) shall have the power to direct the management and policies of such entity and of which the sole owners of partnership interests, membership interests or any other equity interests are, and will remain, limited to such Person and such Person’s relatives.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-1 Shelf” has the meaning set forth in Section 3.1(a)(i).

“Form S-3 Shelf” has the meaning set forth in Section 3.1(a)(i).

“Indemnified Liabilities” has the meaning set forth in Section 5.12(a).

“Investor Indemnitees” has the meaning set forth in Section 5.12(a).

“Investor Information” has the meaning set forth in Section 3.10(b).

“Investor Rights Agreement” has the meaning set forth in the Recitals.

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

“Party” has the meaning set forth in the Preamble.

“Permitted Transfer” means any Transfer that is (a) a transfer of any Common Shares made to a Permitted Transferee of the transferor upon prior written notice to Company, (b) a transfer of shares of Common Shares to the Corporation in accordance with Section 5.1(b) of the Certificate of Incorporation, (c) pursuant to a Registration Statement in accordance with Article III hereof or (e) made pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of Company’s stockholders exchanging or having the right to exchange their Common Shares for cash, securities or other property.

“Permitted Transferee” means (a) with respect to any Person, (i) any Family Member of such Person, (ii) any Affiliate of such Person, (iii) any Affiliate of any Family Member of such Person, or (iv) if such Person is a natural person, (A) by virtue of laws of descent and distribution upon death of such individual or (B) in accordance with a qualified domestic relations order, and (b) with respect to any Qualified Stockholder, (i) the Persons referred to in clause (a) with respect to such Qualified Stockholder and (ii) any Qualified Transferee of such Qualified Stockholder.

“Person” means an individual, a sole proprietorship, a corporation, a partnership, limited liability company, a limited partnership, a joint venture, an association, a trust, or any other entity or organization, including a government or a political subdivision, agency or instrumentality thereof.

“Piggyback Registration” has the meaning set forth in Section 3.2(a)(i).

“Prospectus” means the prospectus included in any Registration Statement, all amendments (including post-effective amendments) and supplements to such prospectus, and all exhibits to and materials incorporated by reference in such prospectus.

“Qualified Stockholder” has the meaning given to such term in the Certificate of Incorporation.

“Qualified Transferee” has the meaning given to such term in the Certificate of Incorporation.

“Registrable Securities” means at any time the Class A Shares held by the Investor. Notwithstanding the foregoing, any Equity Securities shall cease to be Registrable Securities to the extent (A) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been sold, transferred, disposed of or exchanged in accordance with the plan of distribution set forth in such Registration Statement, (B) such Registrable Securities shall have ceased to be outstanding, or (C) such Registrable Securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” means a registration effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and such registration statement being declared effective by the SEC.

“Registration Expenses” means the following expenses of a Registration pursuant to the terms of this Agreement (without duplication): (a) all SEC or securities exchange registration and filing fees (including fees with respect to filings required to be made with FINRA); (b) all fees and expenses of compliance with securities or blue sky Laws (including fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities); (c) all printing, messenger, telephone and delivery expenses; (d) all fees and disbursements of counsel for Company; (e) all fees and disbursements of all independent registered public accountants of Company incurred in connection with such Registration or Transfer, including the expenses of any special audits and/or comfort letters required or incident to such performance and compliance; (f) the costs and expenses of Company relating to analyst and investor presentations or any “road show” undertaken in connection with the Registration and/or marketing of the Registrable Securities (including the expenses of the Special Holders); and (g) any other fees and disbursements customarily paid by the issuers of securities.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, managers, members, equityholders, employees, agents, attorneys, accountants, actuaries, consultants, or financial advisors or other Person acting on behalf of such Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Shelf” has the meaning set forth in Section 3.1(a)(i).

“Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act.

“Subsequent Shelf Registration Statement” has the meaning set forth in Section 3.1(b)(i).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) Beneficially Owns, either directly or indirectly, at least 50% of (i) the total combined economic equity interests of such entity or (ii) the total combined voting power of all classes of voting securities of such entity (including by such Person’s direct or indirect control of the general partner, manager, managing member or similar governing body of such entity, as applicable); or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors, board of managers or similar governing body of such entity, or otherwise control such entity. Notwithstanding the foregoing, for purposes of this Agreement, “Subsidiary” shall not include any private fund (or similar vehicle) or a business development company, or any other accounts, funds, vehicles or other client advised or sub-advised by such first Person or any portfolio companies thereof.

“Transfer” means, when used as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition by the Transferor (whether by operation of law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, transfers, sells, pledges or hypothecates or otherwise disposes of (whether by operation of law or otherwise), including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Underwriter” means any investment banker(s) and manager(s) appointed to administer the offering of any Registrable Securities as principal in an Underwritten Offering.

“Underwritten Offering” means a Registration in which securities of Company are sold to an Underwriter for distribution to the public.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

Section 1.2 Interpretive Provisions. For all purposes of this Agreement, except as otherwise provided in this Agreement or unless the context otherwise requires:

(a) the singular shall include the plural, and the plural shall include the singular, unless the context clearly prohibits that construction;

(b) references in this Agreement to any Law shall be deemed also to refer to such Law as Amended and all rules and regulations promulgated thereunder;

(c) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be immediately followed by the words “without limitation;”

(d) the captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement;

(e) pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms;

(f) the word “or” shall be construed to mean “and/or” and the words “neither,” “nor,” “any,” “either” and “or” shall not be exclusive, unless the context clearly prohibits that construction; and

(g) the phrase “to the extent” shall be construed to mean “the degree by which.”

ARTICLE II

[RESERVED]

ARTICLE III

REGISTRATION RIGHTS

Section 3.1 Shelf Registration.

(a) Filing.

(i) Company shall file, within 45 days of the Effective Date, a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), or if Company is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf,” and together with the Form S-3 Shelf (and any Subsequent Shelf Registration Statement), each, a “Shelf”), in each case, covering the resale of all Registrable Securities (determined as of two Business Days prior to such filing) on a delayed or continuous basis. The Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, Investor.

(ii) Company shall use its reasonable best efforts to cause the Shelf to become effective as soon as practicable after such filing, but no later than the earlier of (A) 120 calendar days after the filing thereof (or, in the event the SEC reviews and has written comments to the Registration Statement, the 150th calendar day following the filing thereof), (B) the tenth 10th Business Day after the date Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review, or (C) if the day determined under clause (A) or clause (B) falls on a Saturday, Sunday or other day that the SEC is closed for business, the next Business Day immediately following the day determined under clause (A) or clause (B) on which the SEC is open for business (the date determined under clause (A), (B) and (C), the “Effectiveness Deadline”). Company shall maintain a Shelf in accordance with the terms of this Agreement, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities.

(iii) In the event Company files a Form S-1 Shelf, Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form S-3 Shelf as soon as practicable after Company is eligible to use Form S-3.

(b) Subsequent Shelf Registration.

(i) If any Shelf ceases to be effective under the Securities Act for any reason at any time while there are any Registrable Securities outstanding, Company shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its reasonable best efforts to as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all outstanding Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, Investor whose Registrable Securities are included therein. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form.

(ii) If a Subsequent Shelf Registration Statement is filed, Company shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an Automatic Shelf Registration Statement if Company is a Well-Known Seasoned Issuer) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit Investor whose Registrable Securities are included therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities outstanding.

Section 3.2 Piggyback Registration.

(a) Piggyback Rights.

(i) If Company or any Demanding Holder (as defined in the Investor Rights Agreement) proposes to conduct a registered offering of, or if Company proposes to file a Registration Statement under the Securities Act with respect to an offering of, Equity Securities of Company or securities or other obligations exercisable or exchangeable for or convertible into Equity Securities of Company, for its own account or for the account of stockholders of Company (or by Company and by the stockholders of Company), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Company’s existing stockholders, (iii) for an offering of debt that is convertible into Equity Securities of Company, or (iv) for a dividend reinvestment plan, then Company shall give written notice of such proposed offering to Investor as soon as practicable but not less than four calendar days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any and if known, in such offering, and (B) offer to the Investor the opportunity to include in such registered offering such number of Registrable Securities as Investor may request in writing within three calendar days after receipt of such written notice (such registered offering, a “Piggyback Registration”).

(ii) Subject to Section 3.2(b), Company shall cause all Registrable Securities requested by Investor to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by Investor pursuant to this Section 3.2(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of Investor’s Registrable Securities in a Piggyback Registration shall be subject to Investor’s agreement to abide by the terms of Section 3.6 below.

(b) Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises Company and Investor participating in the Piggyback Registration in writing that the dollar amount or number of Common Shares or other Equity Securities that Company desires to sell, taken together with (x) the Common Shares or other Equity Securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Investor under the Investor Rights Agreement or this Agreement and (y) the Common Shares or other Equity Securities, if any, as to which registration has been requested pursuant to Section 3.2, exceeds the Maximum Number of Securities, then:

(i) If the Registration is initiated and undertaken for Company’s account, Company shall include in any such Registration the Securities in accordance with Section 3.2(b)(i) of the Investor Rights Agreement, and with respect to the Investor, Section 3.2(b)(i)(D) of the Investor Rights Agreement; and

(ii) If the Registration is initiated and undertaken for the account of a Demanding Holder, Company shall include in any such Registration, the Securities in accordance with Section 3.2(b)(ii) of the Investor Rights Agreement, and with respect to the Investor, Section 3.2(b)(ii)(D) of the Investor Rights Agreement.

(c) Piggyback Registration Withdrawal. The Investor shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to Company and the Underwriter or Underwriters (if any) of the Investor’s intention to withdraw from such Piggyback Registration prior to the pricing of the relevant offering pursuant to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the pricing of such transaction. Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the SEC in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary set forth in this Agreement, Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 3.2(c).

Section 3.3 Restriction on Transfer. In connection with any Underwritten Offering of Equity Securities of Company, the Investor agrees that it shall not Transfer any Common Shares (other than those included in such offering pursuant to this Agreement) without the prior written consent of Company, during the seven calendar days prior (to the extent notice of such Underwritten Offering has been provided) to and the 90-day period beginning on the date of pricing of such offering, except in the event the Underwriter managing the offering otherwise agrees by written consent, and further agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as the Investor). Notwithstanding the foregoing, Investor shall not be subject to this Section 3.3 with respect to an Underwritten Offering unless each Major Holder (as defined in the Investor Rights Agreement) and each of Company’s directors and executive officers have executed a lock-up agreement on terms at least as restrictive with respect to such Underwritten Offering as requested of the Investor.

Section 3.4 General Procedures. In connection with effecting any Registration, subject to applicable Law and any regulations promulgated by any securities exchange on which Company’s Equity Securities are then listed, each as interpreted by Company with the advice of its counsel, Company shall use its reasonable best efforts to effect such Registration to permit the sale of the Registrable Securities included in such Registration in accordance with Section 3.4 of the Investor Rights Agreement.

Section 3.5 Registration Expenses. The Registration Expenses of all Registrations shall be borne by Company. It is acknowledged by the Investor that the Investor selling any Registrable Securities in an offering shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees and Underwriter marketing costs, in each case pro rata based on the number of Registrable Securities that the Investor has sold in such Registration.

Section 3.6 Requirements for Participating in Underwritten Offerings. Notwithstanding anything to the contrary contained in this Agreement, if the Investor does not provide Company with its requested Investor Information, Company may exclude the Investor’s Registrable Securities from the applicable Registration Statement or Prospectus if Company determines, based on the advice of counsel, that such information is necessary to effect the registration and the Investor continues thereafter to withhold such information. No Person may participate in any Underwritten Offering of Equity Securities of Company pursuant to a Registration under this Agreement unless such Person (a) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting and other arrangements approved by Company in the case of an Underwritten Offering initiated by Company, and approved by the Demanding Holders in the case of an Underwritten Offering initiated by the Demanding Holders and (b) completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales, distribution or placement arrangements. The exclusion of a Investor’s Registrable Securities as a result of this Section 3.6 shall not affect the registration of the other Registrable Securities to be included in such Registration.

Section 3.7 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from Company that a Registration Statement or Prospectus contains a Misstatement, the Investor shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (and Company covenants to prepare and file such supplement or amendment as soon as practicable after giving such notice), or until it is advised in writing by Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to Company for reasons beyond Company’s control, Company may, upon giving prompt written notice of such action to the Investor, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than twice or an aggregate of 90 days in any 12-month period, determined in good faith by Company to be necessary for such purpose. In the event Company exercises its rights under the preceding sentence, the Investor agrees to suspend, immediately upon its receipt of the notice referred to above, their use of the Prospectus relating to such Registration in connection with any sale or offer to sell Registrable Securities. Company shall immediately notify the Investor of the expiration of any period during which it exercised its rights under this Section 3.7.

Section 3.8 Reporting Obligations. As long as Investor shall own Registrable Securities, Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Company after the Effective Date pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish Investor with true and complete copies of all such filings. Any documents publicly filed or furnished with the SEC pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished to Investor pursuant to this Section 3.8.

Section 3.9 Other Obligations. In connection with a Transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part, Company shall, subject to applicable Law, as interpreted by Company with the advice of counsel, and the receipt of any customary documentation required from the Investor in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being Transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under clause (a). In addition, Company shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, in connection with the aforementioned Transfers. Notwithstanding the foregoing, that Company shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any Transfer of Registrable Securities in any transaction that does not constitute an Underwritten Offering.

Section 3.10 Indemnification and Contribution.

(a) Company agrees to indemnify and hold harmless Investor, its officers, managers, directors, trustees, equityholders, beneficiaries, affiliates, agents and Representatives and each Person who controls the Investor (within the meaning of the Securities Act) against all losses, claims, damages, losses, liabilities and expenses (including attorneys’ fees) (or actions in respect thereto) caused by, resulting from, arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or similar document incident to any Registration, qualification, compliance or sale effected pursuant to this Article III or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by Company of the Securities Act or any other similar federal or state securities Laws, and will reimburse, as incurred, Investor, its officers, managers, directors, trustees, equityholders, beneficiaries, affiliates, agents and Representatives and each Person who controls the Investor (within the meaning of the Securities Act) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action. Notwithstanding the foregoing, Company will not be liable in any such case to the extent that any such claim, damage, loss, liability or expense are caused by or arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to Company by or on behalf of the Investor expressly for use therein. Company shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to the indemnification of the Investor.

(b) In connection with any Registration Statement in which the Investor is participating, Investor shall furnish to Company in writing such information and affidavits as Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Investor Information”) and, to the extent permitted by Law, Investor shall severally (and not jointly), in proportion to their respective net proceeds received from the sale of Registrable Securities pursuant to such Registration Statement, indemnify and hold harmless Company, its directors, officers, employees, equityholders, affiliates and agents and each Person who controls Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) (or actions in respect thereof) arising out of, resulting from or based on any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or similar document or any amendment thereof or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of the Investor expressly for use therein. The Investor shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to indemnification of Company.

(c) Any Person entitled to indemnification under this Section 3.10 shall (i) give prompt written notice, after such Person has actual knowledge thereof, to the indemnifying party of any claim with respect to which such Person seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (not be unreasonably withheld, conditioned or delayed) and the indemnified party may participate in such defense at the indemnifying party’s expense if representation of such indemnified party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to give prompt notice shall not impair any Person’s right to indemnification under this Agreement to the extent such failure has not materially prejudiced the indemnifying party in the defense of any such claim or any such litigation. An indemnifying party, in the defense of any such claim or litigation, without the consent of each indemnified party, may only consent to the entry of any judgment or enter into any settlement only if any sums payable in connection with such settlement are paid in full by the indemnifying party and such settlement (i) includes as a term thereof the giving by the claimant or plaintiff therein to such indemnified party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include any recovery (including any statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party) other than monetary damages.

(d) The indemnification provided under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, manager, director, Representative or controlling Person of such indemnified party and shall survive the Transfer of securities.

(e) If the indemnification provided in this Section 3.10 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to in this Agreement, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. Notwithstanding the foregoing, the liability of Investor under this Section 3.10(e) shall be limited to the amount of the net proceeds received by Investor in such offering giving rise to such liability. The amount paid or payable by a Party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 3.10(a), 3.10(b) and 3.10(c), any legal or other fees, charges or expenses reasonably incurred by such Party in connection with any investigation or proceeding. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 3.10(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 3.10(e). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 3.10(e) from any Person who was not guilty of such fraudulent misrepresentation.

Section 3.11 [Reserved].

Section 3.12 Rule 144. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act, Company covenants that it will (a) make available at all times information necessary to comply with Rule 144, if such Rule is available with respect to resales of the Registrable Securities under the Securities Act, and (b) take such further action as Investor may reasonably request, all to the extent required from time to time to enable them to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the request of Investor, Company will deliver to Investor a written statement as to whether Company has complied with such information requirements, and, if not, the specific reasons for non-compliance.

Section 3.13 [Reserved].

Section 3.14 Investor Information. Investor agrees, if requested in writing by Company, to represent to Company the total number of Registrable Securities held by Investor in order for Company to make determinations under this Agreement, including for purposes of Section 3.12.

Section 3.15 [Reserved].

Section 3.16 [Reserved].

Section 3.17 Adjustments. If there are any changes in the Equity Securities as a result of stock split, stock dividend, combination or reclassification, or through merger, consolidation, recapitalization or other similar event, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations under this Agreement shall continue with respect to the Equity Securities as so changed.

ARTICLE IV

[RESERVED]

ARTICLE V

GENERAL PROVISIONS

Section 5.1 Assignment; Successors and Assigns; No Third Party Beneficiaries.

(a) Except as otherwise permitted pursuant to this Agreement, no Party may assign such Party’s rights or obligations under this Agreement, in whole or in part, other than in compliance with this Section 5.1. Any such assignee may not again assign those rights, other than in accordance with this Section 5.1. Any attempted assignment of rights or obligations in violation of this Section 5.1 shall be null and void.

(b) Subject to Section 5.1(i) and the following sentence, the Investor may not assign any of its rights or obligations under this Agreement without the prior written consent of Company.

(c) [Reserved].

(d) [Reserved].

(e) [Reserved].

(f) [Reserved].

(g) [Reserved].

(h) [Reserved].

(i) Investor, in its capacity as such, may Transfer the Investor’s rights or obligations under this Agreement in connection with a Transfer of the Investor’s Registrable Securities, in whole or in part, to the Investor’s Permitted Transferees.

(j) Subject to Section 5.1(b), any Transferee of Registrable Securities (other than pursuant to an effective Registration Statement or a Rule 144 transaction or in a transaction whereby such Registrable Securities cease to be Registrable Securities) shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering a joinder in the form attached to this Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Agreement. No Transfer of Registrable Securities by Investor shall be registered on Company’s books and records, and such Transfer of Registrable Securities shall be null and void and not otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Agreement, and Company is authorized by Investor to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.

(k) All of the terms and provisions of this Agreement shall be binding upon the Parties and their respective successors, assigns, heirs and representatives, but shall inure to the benefit of and be enforceable by the successors, assigns, heirs and representatives of any Party only to the extent that they are permitted successors, assigns, heirs and representatives pursuant to the terms of this Agreement.

(l) Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective permitted successors, assigns, heirs and representatives, any rights or remedies under this Agreement or otherwise create any third party beneficiary to this Agreement.

Section 5.2 Termination. Article III of this Agreement shall terminate as set forth in Section 3.13. The remainder of this Agreement shall terminate automatically (without any action by any Party) as to Investor when Investor ceases to Beneficially Own any Registrable Securities. Notwithstanding the foregoing, the provisions of Section 3.10 and Section 5.12 shall survive any termination of this Agreement with respect to the Investor.

Section 5.3 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect.

Section 5.4 Entire Agreement; Amendments; No Waiver.

(a) This Agreement, together with the Exhibit to this Agreement, the Purchase Agreement, Certificate of Incorporation and the Bylaws, constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way and there are no warranties, representations or other agreements among the Parties in connection with such subject matter except as set forth in this Agreement and therein.

(b) Subject to Section 5.4(c) and Section 5.4(d), no provision of this Agreement may be amended in whole or in part at any time without the express written consent of Company and the Investor.

(c) [Reserved].

(d) [Reserved].

(e) No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.

Section 5.5 Counterparts; Electronic Delivery. This Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

Section 5.6 Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Notices, demands and other communications shall be sent to the addresses indicated on the signature pages hereto (in the case of Company or any other Party executing this Agreement as of the Effective Date) or, with respect to any Transferee executing a joinder following the Effective Date, on such joinder.

Section 5.7 Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all Proceedings, claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 5.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

Section 5.8 Specific Performance. Each Party agrees and acknowledges that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at Law. Any such Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at Law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any Proceeding should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at Law.

Section 5.9 [Reserved].

Section 5.10 Legends. Investor acknowledges that (i) no Transfer, hypothecation or assignment of any Registrable Securities Beneficially Owned by Investor may be made except in compliance with applicable federal and state securities laws and (ii) Company shall (x) place customary restrictive legends on the certificates or book entries representing the Registrable Securities subject to this Agreement and (y) remove such restrictive legends at the time the applicable Transfer and other restrictions contemplated thereby are no longer applicable to the Registrable Securities represented by such certificates or book entries.

Section 5.11 No Third Party Liabilities. This Agreement may only be enforced against the named parties to this Agreement, and only with respect to obligations of such named parties under this Agreement. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to any of this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the Persons that are expressly identified as parties to this Agreement, as applicable, and only with respect to obligations of such named parties under this Agreement; and no past, present or future direct or indirect director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such Party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any Party to this Agreement (including any Person negotiating or executing this Agreement on behalf of a Party to this Agreement), unless a Party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

Section 5.12 Indemnification; Exculpation.

(a) Company will, and Company will cause each of its subsidiaries to, jointly and severally indemnify and hold Investor and each of its direct and indirect partners, equityholders, members, managers, Affiliates, directors, officers, shareholders, fiduciaries, controlling Persons, employees, representatives and agents and each of the partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Investor Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Investor Indemnitees or any of them on or after the date of this Agreement (collectively, the “Indemnified Liabilities”), to the extent arising out of any third party action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim (each, an “Action”) arising directly or indirectly out of, or in any way relating to, the Investor’s or its Affiliates’ ownership of Equity Securities of Company or control or ability to influence Company or any of its subsidiaries (other than any such Indemnified Liabilities (w) to the extent such Indemnified Liabilities are liabilities of any Investor Indemnitee or its Affiliates pursuant to any indemnification obligation of such Investor Indemnitee or its Affiliates to Company or its Affiliates (other than such Investor Indemnitee or its Affiliates), under the Purchase Agreement, (x) to the extent such Indemnified Liabilities arise out of any breach by such Investor Indemnitee or its Affiliates of this Agreement, the Purchase Agreement (to the extent such Investor Indemnitee or such Affiliate is a party thereto), any agreement referenced or contemplated thereby to which such Investor Indemnitee or any of its Affiliates is a party, or any other agreement between such Investor Indemnitee or any of its Affiliates, on the one hand, and Company or any of its subsidiaries, on the other hand, in each case by such Investor Indemnitee or its Affiliates or other related Persons, or the breach of any fiduciary or other duty or obligation (whether arising by Law or contract) of such Investor Indemnitee or its

Affiliates to (A) its direct or indirect equity holders, creditors or Affiliates or (B) Company, any of its subsidiaries or their respective equity holders, (y) to the extent such control or the ability to control Company or any of its subsidiaries derives from the Investor’s or its Affiliates’ capacity as an officer or director of Company or any of its subsidiaries, or (z) to the extent such Indemnified Liabilities are directly caused by such Person’s fraud, gross negligence or willful misconduct). Notwithstanding the foregoing, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason (other than by virtue of any exclusions herein), Company will, and will cause its subsidiaries to, make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For the purposes of this Section 5.12, none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Investor Indemnitee as to any previously advanced indemnity payments made by Company or any of its subsidiaries, then such payments shall be promptly repaid by such Investor Indemnitee to Company and its subsidiaries. The rights of any Invesror Indemnitee to indemnification under this Agreement will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Investor Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the organizational or governing documents of Company or its subsidiaries.

(b) Company will, and will cause each of its subsidiaries to, jointly and severally, reimburse any Investor Indemnitee for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred by such Investor Indemnitee in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Action for which the Investor Indemnitee would be entitled to indemnification under the terms of this Section 5.12, or any action or proceeding arising therefrom. Company or its subsidiaries, in the defense of any Action for which an Investor Indemnitee would be entitled to indemnification under the terms of this Section 5.12, may, without the consent of such Investor Indemnitee, consent to entry of any judgment or enter into any settlement if and only if the only penalty imposed in connection with such settlement is a monetary payment that will be paid in full by Company or its designated subsidiary and such settlement (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Investor Indemnitee of an unconditional release from all liability with respect to such Action, (ii) does not impose any limitations (equitable or otherwise) on such Investor Indemnitee, and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Investor Indemnitee. No Investor Indemnitee shall settle, compromise or consent to any judgement in connection with any Action for which such Investor Indemnitee seeks indemnification under the terms of this Section 5.12, in each case without the written consent of Pubco.

(c) [Reserved].

(d) In no event shall any Investor Indemnitee be liable to Company or any of its subsidiaries for any act, alleged act, omission or alleged omission that does not constitute gross negligence, willful misconduct or fraud of such Investor Indemnitee as determined by a final, nonappealable determination of a court of competent jurisdiction.

(e) Notwithstanding anything to the contrary contained in this Agreement, for purposes of this Section 5.12, the term Invesor Indemnitees shall not include the Investor or its any of its partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents or any of the partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of any of the foregoing who is an officer, director or employee of Company or any of its subsidiaries in such capacity as officer, director or employee. Such officers, directors and employees are or will be subject to separate indemnification in such capacity through this Agreement and/or the certificate of incorporation or organization, bylaws or limited partnership agreements and other instruments of Company and its subsidiaries.

(f) The rights of any Investor Indemnitee to indemnification pursuant to this Section 5.12 will be in addition to any other rights any such Person may have under any other section of this Agreement or any other agreement or instrument to which such Invesor Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of limited partnership, limited partnership agreement, certificate of incorporation or bylaws (or equivalent governing documents) of Company or any of its subsidiaries.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

COMPANY:

BLUE OWL CAPITAL INC.

By:	/s/ Neena Reddy
Name: Neena Reddy
Title: General Counsel and Secretary

Notice: Blue Owl Capital Inc.
399 Park Ave 38th floor, New York, NY 10022
Email: Legal@BlueOwl.com

INVESTOR:

Koch Companies Defined Benefit Master Trust, by the Bank of New York Mellow, solely in its capacity as Directed Trustee (as directed by the Investment Fiduciary), and not in its individual capacity	KOCH COMPANIES DEFINED BENEFIT MASTER TRUST

	By:	/s/ Bernadette T. Brezovec
The decision to participate in the investment, any representations made herein by the participant, and any actions taken hereunder by the participant has/have been made solely at the direction of the investment fiduciary who has sole investment discretion with respect to this investment.	Name: Bernadette T. Brezovec Title: Authorized Representative
Notice:

500 Grant Street Room 151-1065 Pittsburgh, PA 15258-0001 Attn: Charles Kosko Email: Charles.kosko@bnymellon.com

Copy:

18867 N Thompson Peak Parkway, Suite 250 Scottsdale, AZ 85255 Attn: Compliance Director Email: kiipension@kochind.com